HAMMER FIBER OPTICS HOLDINGS CORP

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) made as of this 29th day of August, 2024 (the “Effective Date”) by and between Michael Sevell (the “Lender”) having its address at XXXXXXXXX, and HAMMER FIBER OPTICS HOLDINGS, CORP, a Nevada Corporation with its address at 6151 Lake Osprey Drive, Sarasota, FL 34240 (the “Borrower”).

WITNESSETH

 WHEREAS, Lender wishes to lend to Borrower;

 WHEREAS, Borrower wishes to borrow from Lender;

 NOW THEREFORE, in consideration of the Lender loaning certain monies (the "Loan") to the Borrower, and the Borrower repaying the loan to the Lender, both parties agree to keep, perform and fulfill the promises and conditions set out in this Agreement:

1. TERMS

a. PRINCIPAL AMOUNT AND INTEREST. The Lender promises to loan seven hundred and ninety one thousand five hundred and forty six dollars ($791,546 USD) to the borrower and the borrower promises to repay this principal amount to the Lender with interest payable on the unpaid principal at the flat rate of six percent (6%) beginning on August 29, 2024.

b. TERM. The Loan shall mature in six (6) months from the date of execution.  The full amount of loan plus accrued interest will be due in full on March 1, 2025.

c. PRE-PAYMENT. At any time while not in default under this Agreement, the Borrower may pay the outstanding balance then owing under this Agreement to the Lender without further interest, bonus or penalty.

2. DEFAULT. An event of Default shall occur if Borrower is unable to perform any of its obligations under this Agreement.

a. CURE PERIOD. In the event of a Default, Lender shall send Borrower a Notice of Default in writing, via US Mail, Certified Return Receipt Requested and Borrower shall have fifteen (15) business days to cure such default.

b. In the event Borrower is unable to Cure, Lender may, at their sole discretion, either (a) accrue interest as additional principal, or (b) declare the principal amount owing and interest due up to the time of the default under this Agreement at that time to be immediately due and payable.

3. REPRESENTATIONS AND WARRANTIES OF BORROWER.

a. Authority; Ownership of Seller; Business Condition. Seller has full legal right, power and authority to enter into this Agreement.

b. Binding Effect. This Agreement constitutes the legal, valid and binding obligation of Borrower.

4. REPRESENTATIONS AND WARRANTIES OF LENDER.

a. Authority; Ownership of Seller; Business Condition. Seller has full legal right, power and authority to enter into this Agreement.

b. Binding Effect. This Agreement constitutes the legal, valid and binding obligation of Borrower.

5. EXPENSES. Each Party hereto shall be responsible for and shall pay all of the expenses incurred by such Party in connection with the authorization, negotiation, preparation, execution and performance of this Agreement.

6. INTERPRETATION.  For purposes of constituting the provisions of this Agreement, the following principles shall govern the singular includes the plural and the plural includes the singular. The word "including" is not limiting. References to a law include any rule or regulation issued under the law and any amendment to the law, rule or regulation. References to a Section mean a Section contained in this Agreement. The caption headings in this Agreement are for convenience and reference only and do not define, modify or describe the scope or intent of any of the terms of this Agreement. This Agreement will be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provisions in question.

7. NOTICES.  All notices, demands or communications required or permitted under this Agreement will be in writing and delivered by hand or mailed by certified mail, return receipt requested, postage and registration or certification charges prepaid, or by nationally recognized overnight courier service, to the Party entitled thereto at the address set forth below, with confirmation of receipt, or such other address as any Party specifies by written notice to the other from time to time. Any legal counsel designated by Borrower or Lender by written notice to the other party is authorized to give and receive notices under this Agreement on behalf of its respective client.

If to Borrower: ATTN Michael Cothill

 HAMMER FIBER OPTICS HOLDINGS CORP

 6151 Lake Osprey Drive

 Sarasota, FL 34240

 Phone +1 (571) 426-4532

 Email: mcothill@hmmrgroup.com

If to Lender: ATTN Michael Sevell

 XXXXXXXXX

 XXXXXXXXX

8. GOVERNING LAW.  This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to principles of conflicts of laws.

9. INTEGRATION.  All oral understandings and prior written agreements between the parties with respect to the subject matter of this Agreement are merged in this Agreement and superseded.

10. AMENDMENTS.  No purported amendment to or waiver of any term of this Agreement will be binding upon any party, or have any other force or effect in any respect, unless the same is in writing and signed by the party to be charged.

11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12. BINDING EFFECT.  This Agreement will be binding upon, and will inure to the benefit of, Sellers and Purchasers and their respective heirs, legal representatives, successors and assigns.

13. SEVERABILITY.  If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provisions shall have the meaning which renders it valid and enforceable

14. THIRD PARTIES. Except as specifically expressed herein, nothing in this Agreement is intended to confer any rights or remedies to any persons other than Borrower and Lender and their respective permitted heirs, legal representatives, successors and assigns.

15. ASSIGNMENT.  This Agreement and the rights set forth herein shall not be assigned, pledged, or transferred by a Party without the written consent of the other Party, which will not be unreasonably withheld. Lender understands that it is the intention of Borrower to engage in a business combination with a third party (specifically Hammer Fiber Optics Holdings Corp). Such combination will not require the written consent of Lender.

[SIGNATURE PAGE FOLLOWS]

This LOAN AGREEMENT has been executed by Borrower and Lender as of the date first set forth above.

BORROWER:

HAMMER FIBER OPTICS HOLDINGS CORP

/s/ Michael Cothill

Name: Michael Cothill
Title: Principal Executive Officer
Date: 8/29/2024

LENDER:

__________________________
Name: Michael Sevell
Title: Individual
Date: 8/29/2024